UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 10, 2012, Cannabis Science, Inc. entered into a 25-year renewable Joint Venture Operating Agreement with Wolastokwik NeGoot-Gook (Maliseet Nation at Tobique, “WNGM”), and George Kattar to establish production operations, a clinical laboratory, integrated database system, a medicine production facility, and treatment center.  Cannabis Science entered this Agreement on a non-exclusive basis and all other parties on an exclusive basis.

Under the Agreement, WNGM will share in 50%, Cannabis Science will share in 25%, and Kattar will share in 25% of net operating profits of the Joint Venture.  Pursuant to the Agreement Cannabis Science will issue 1 million Rule 144 restricted common shares to WNGM and Kattar.

WNGM will provide land, building lumber, electricity, herbals, therapeutic formulations and other products and services as mutually agreed.

Cannabis Science will provide medical cannabis extract formulations, delivery methods, products, and techniques, including future products or processes and other products or services as mutually agreed.

Kattar will provide business and government contacts, marketing and distribution channels, and other products and services as mutually agreed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: October 1, 2012	By:	/s/ Dr. Robert J. Melamede
Dr. Robert J. Melamede, President & C.E.O.